                                             As Filed Pursuant to Rule 424(b)(3)
                                             SEC Registration No. 333-59018




                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
             (PORTION RELATING TO THE POLARIS(II) VARIABLE ANNUITY)

                        --------------------------------

           SUPPLEMENT TO THE POLARIS(II) PROSPECTUS DATED MAY 1, 2001

Paragraphs A(1)(a) through (c) of Appendix C to the prospectus on page C-1 describing the Purchase Payment Accumulation Option is deleted and replaced with the following:

     1.   Purchase Payment Accumulation Option

          If a Continuation Contribution is added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. The contract value on the Continuation Date (including the Continuation Contribution) plus any Purchase Payments minus any withdrawals (and fees and charges applicable to those withdrawals) made since the Continuation Date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Continuation Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to those withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse is age 70 or older on the Continuation Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death. The Continuation Contribution is considered a Purchase Payment received on the Continuation Date.

          If a Continuation Contribution is not added on the Continuation Date, the death benefit is the greater of:

               a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

               b. Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) made from the original contract issue date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

               c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to those withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue
                    Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death.


Date: May 17, 2001

                                             As Filed Pursuant to Rule 424(b)(3)
                                             SEC File No. 333-59018


                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
            (PORTION RELATING TO THE POLARIS(II) FEATURING PRINCIPAL
                           REWARDS VARIABLE ANNUITY)

                  --------------------------------------------

           SUPPLEMENT TO THE POLARIS(II) featuring Principal Rewards
                          PROSPECTUS DATED MAY 1, 2001

Paragraphs A(1)(a) through (d) of Appendix D to the prospectus on page D-1 describing the Purchase Payment Accumulation Option is deleted and replaced with the following:

     1.   Purchase Payment Accumulation Option

          If a Continuation Contribution is added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. The contract value on the Continuation Date (including the Continuation Contribution) plus any Purchase Payments minus any withdrawals (and fees and charges applicable to those withdrawals) made since the Continuation Date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Continuation Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to those withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse is age 70 or older on the Continuation Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death. The Continuation Contribution is considered a Purchase Payment received on the Continuation Date.

          If a Continuation Contribution is not added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) made from the original contract issue date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to those withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death.





Date: May 17, 2001

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                            VARIABLE SEPARATE ACCOUNT
            (PORTION RELATING TO THE POLARISAMERICA VARIABLE ANNUITY)

                    ---------------------------------------

          SUPPLEMENT TO THE POLARISAMERICA PROSPECTUS DATED MAY 1, 2001


Paragraphs A(1)(a) through (c) of Appendix C to the prospectus on page C-1 describing the Purchase Payment Accumulation Option is deleted and replaced with the following:

     1.   Purchase Payment Accumulation Option

          If a Continuation Contribution is added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. The contract value on the Continuation Date (including the Continuation Contribution) plus any Purchase Payments minus any withdrawals (and fees and charges applicable to those withdrawals) made since the Continuation Date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Continuation Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to those withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse is age 70 or older on the Continuation Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death. The Continuation Contribution is considered a Purchase Payment received on the Continuation Date.

          If a Continuation Contribution is not added on the Continuation Date, the death benefit is the greater of:

          a. The contract value on the date we receive satisfactory proof of the Continuing Spouse's death; or

          b. Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) made from the original contract issue date compounded to the date of death at a 4% annual growth rate, (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments minus withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death; or

          c. The contract value on the seventh contract anniversary following the original issue date of the contract, plus any Purchase Payments and less any withdrawals (and fees and charges applicable to those withdrawals), since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if the Continuing Spouse was age 70 or older on the Contract Issue Date) plus any Purchase Payments less withdrawals (and fees and charges applicable to those withdrawals) recorded after the date of death.




Date: May 17, 2001